                                                                    EXHIBIT 3.14


                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              LEAR KENTUCKY, L.P.,

                         A DELAWARE LIMITED PARTNERSHIP

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                               TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I
    CERTAIN DEFINITIONS......................................................  1
    1.1   "Act"..............................................................  1
    1.2   "Adjusted Capital Account Deficit".................................  1
    1.3   "Affiliate"........................................................  2
    1.4   "Agreement" or "Partnership Agreement".............................  2
    1.5   "Assignee".........................................................  2
    1.6   "Available Cash Flow"..............................................  2
    1.7   "Capital Account"..................................................  3
    1.8   "Capital Contributions"............................................  4
    1.9   "Certificate"......................................................  4
    1.10  "Code".............................................................  4
    1.11  "Depreciation".....................................................  4
    1.12  "General Partner"..................................................  5
    1.13  "Gross Asset Value"................................................  5
    1.14  "Interest".........................................................  6
    1.15  "Limited Partner"..................................................  6
    1.16  "Nonrecourse Deductions"...........................................  6
    1.17  "Nonrecourse Liability"............................................  6
    1.18  "Partner Minimum Gain".............................................  6
    1.19  "Partner Nonrecourse Debt".........................................  7
    1.20  "Partner Nonrecourse Deductions"...................................  7
    1.21  "Partners".........................................................  7
    1.22  "Partnership"......................................................  7
    1.23  "Partnership Minimum Gain".........................................  7
    1.24  "Percentage Interest"..............................................  7
    1.25  "Person"...........................................................  7
    1.26  "Profits" and "Losses".............................................  7
    1.27  "Property".........................................................  8
    1.28  "Recapture Gain"...................................................  8
    1.29  "Regulations"......................................................  8
    1.30  "Tax Matters Partner"..............................................  8
    1.31  "Transfer".........................................................  9

ARTICLE II
    THE PARTNERSHIP..........................................................  9
    2.1   Organization.......................................................  9
    2.2   Partnership Name...................................................  9
    2.3   Purpose............................................................  9
    2.4   Principal Place of Business........................................  9
    2.5   Term...............................................................  9
    2.6   Filings; Agent for Service of Process..............................  9
    2.7   Reservation of Other Business Opportunities........................ 10

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ARTICLE III
    PARTNERS' CAPITAL CONTRIBUTIONS;
    ADDITIONAL FINANCING AND CONTRIBUTIONS................................... 10
    3.1   General Partner.................................................... 10
    3.2   Limited Partner.................................................... 10
    3.3   Additional Financing............................................... 11
    3.4   Other Matters...................................................... 11

ARTICLE IV
    ALLOCATIONS.............................................................. 11
    4.1   Profits............................................................ 11
    4.2   Losses............................................................. 12
    4.3   Special Allocations................................................ 12
          (a) Minimum Gain Chargeback........................................ 12
          (b) Qualified Income Offset........................................ 13
          (c) Gross Income Allocation........................................ 14
          (d) Nonrecourse Deductions......................................... 14
          (e) Partner Nonrecourse Deductions................................. 14
          (f) Section 754 Adjustments........................................ 14
    4.4   Curative Allocations............................................... 14
    4.5   Other Allocation Rules............................................. 15
    4.6   Tax Allocations; Code Section 704(c)............................... 15
          (e) Recapture Gain................................................. 16

ARTICLE V
    DISTRIBUTIONS............................................................ 17
    5.1   Distributions of Available Cash Flow............................... 17
    5.2   Withholding........................................................ 17

ARTICLE VI
    MANAGEMENT OF PARTNERSHIP................................................ 18
    6.1   Management of Partnership.......................................... 18
    6.2   Compensation and Expense Reimbursement of Partners................. 19
    6.3   Limitation of Liability............................................ 20
    6.4   Indemnification.................................................... 20
    6.5   No Participation in Management..................................... 20
    6.6   No Personal Liability.............................................. 20

ARTICLE VII
    BOOKS AND RECORDS........................................................ 21
    7.1   Books and Records.................................................. 21
    7.2   Bank Accounts...................................................... 21
    7.3   Tax Returns........................................................ 21
    7.4   Tax Decisions and Elections........................................ 21

ARTICLE VIII
    TRANSFER OR ASSIGNMENT OF PARTNERSHIP INTERESTS.......................... 22
    8.1   Restrictions on Transfer........................................... 22
    8.2   Admission of Transferees........................................... 22


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ARTICLE IX
    DISSOLUTION AND WINDING UP............................................... 22
    9.1   Liquidating Events................................................. 22
    9.2   Winding Up......................................................... 23
    9.3   Liquidating Trust.................................................. 24

ARTICLE X
    MISCELLANEOUS............................................................ 24
    10.1  Notices............................................................ 24
    10.2  Binding Effect..................................................... 25
    10.3  Creditors.......................................................... 25
    10.4  Remedies Cumulative................................................ 25
    10.5  Construction....................................................... 25
    10.6  Headings........................................................... 25
    10.7  Severability....................................................... 25
    10.8  Incorporation by Reference......................................... 25
    10.9  Further Action..................................................... 25
    10.10 Variation of Pronouns.............................................. 25
    10.11 Governing Law...................................................... 25
    10.12 Waiver of Action for Partition..................................... 26
    10.13 Counterpart Execution.............................................. 26

EXHIBIT A - PARTNERS' CAPITAL CONTRIBUTIONS


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
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              LEAR KENTUCKY, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP


                  This AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is entered into this 31st day of December, 1997, by and between Lear Operations Corporation, a Delaware corporation, as the General Partner, and Lear Corporation Mendon, a Delaware corporation, as the Limited Partner, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, on the following terms and conditions:

                                   WITNESSETH:

                  WHEREAS, the Partners desire to form a limited partnership subject to the conditions and for the purposes stated herein to be known as Lear Kentucky, L.P. (the "Partnership");

                  NOW, THEREFORE, in consideration of the mutual agreements, covenants and undertakings herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

                  For purposes of this Agreement, the following terms shall have the meanings set forth in this Article I (such meanings to be equally applicable in both the singular and plural forms of the term defined).

                  1.1 "Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time (or any corresponding provisions of succeeding law).

                  1.2 "Adjusted Capital Account Deficit" means, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant Partnership taxable year, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or pursuant to Regulations Section 1.704-l(b)(2)(ii)(c) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and





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                  (ii) Debit to such Capital Account the items described in
         Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5)
         and 1.704-l(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-l(b) (2)(ii)(d) and shall be interpreted consistently therewith.

                  1.3 "Affiliate" means any (i) Person owning a majority interest in any corporate Partner; (ii) Person owning an interest as a general partner of any Partner or a majority interest as a limited partner of any Partner; (iii) Person who is an officer, director, trustee, partner or stockholder of any Partner or of any Person described in the preceding clause
(ii); or (iv) Person that is controlling, controlled by or under common control with a Partner or any Person described in the preceding clauses (i), (ii) or
(iii).

                  1.4 "Agreement" or "Partnership Agreement" means this Agreement of Limited Partnership, as amended from time to time. Words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole, unless the context otherwise requires.

                  1.5 "Assignee" means any Person who has acquired a beneficial interest in the Interest of a Partner in the Partnership.

                  1.6 "Available Cash Flow" means, with respect to the applicable period of measurement (i.e., any period beginning on the first day of the Partnership taxable year or other period commencing immediately after the last day of the calculation of Available Cash Flow which was distributed, and ending on the last day of the month, quarter or other applicable period immediately preceding the date of calculation), the excess, if any, of the gross cash receipts of the Partnership for such period from all sources whatsoever, including, without limitation, the following:

                  (a) (i) all rents, revenues, income and proceeds derived by the Partnership from its operations, including, without limitation, distributions received by the Partnership from any entity in which the Partnership has an interest; (ii) all proceeds and revenues received on account of any sales of property of the Partnership as a refinancing for payments of principal, interest, costs, fees, penalties or otherwise on account of any loans made by the Partnership or, financings or refinancings of any property of the Partnership; (iii) the amount of any insurance proceeds and condemnation awards of property of the Partnership; (iv) all Capital Contributions received by the Partnership from its Partners; (v) all cash amounts previously reserved by the Partnership, if the

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         specific purposes for which such amounts were reserved are no longer applicable; and (vi) the proceeds of liquidation of the Partnership's property in accordance with this Agreement:

over the sum of:

                  (b) (i) all operating costs and expenses of the Partnership and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for depreciation or other expenses not paid in cash or expenditures from reserves described in (vii) below); (ii) all costs and expenses expended or payable during such period in connection with the sale or other disposition, or financing or refinancing, of property of the Partnership or the recovery of insurance or condemnation proceeds; (iii) all fees provided for under this Agreement; (iv) all debt service, including principal and interest, paid during such period on all indebtedness of the Partnership; (v) all Capital Contributions, advances, reimbursements or similar payments made to any Person (whether a partnership, corporation or other entity) in which the Partnership has an interest; (vi) all loans made by the Partnership to any Person in which the Partnership has an interest (whether a partnership, corporation or other entity); and (vii) any reserves reasonably determined by the General Partner for working capital, capital improvements, payments of periodic expenditures, debt service or other purposes.

                  1.7 "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

                  (i) To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 4.3 or 4.4 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any Property distributed to such Partner.

                  (ii) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 4.3 or 4.4 hereof, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

                  (iii) In determining the amount of any liability for purposes of the foregoing subparagraphs (i) and (ii), there

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         shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-l(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, General Partner or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material adverse effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to comply with Regulations Section 1.704-l(b)(2)
(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-l(b) or 1.704-2.

                  1.8 "Capital Contributions" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership with respect to the Interest in the Partnership held by such Partner. The principal amount of a promissory note which is not readily tradable on an established securities market and which is contributed to the Partnership by the maker of the note shall not be included in the Capital Account of any Person until the Partnership makes a taxable disposition of the note or until (and to the extent) such Partner makes principal payments on the note, all in accordance with Regulations Section l.704-l(b)(2)(iv)(d)(2).

                  1.9 "Certificate" shall mean the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware in accordance with the Act or the applicable predecessor statute thereof, as such Certificate may be amended from time to time.

                  1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

                  1.11 "Depreciation" means, for each Partnership taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that, if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or

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other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner; provided, further, however, that to the extent the "remedial" method described in Regulations Section 1.704-3 is elected pursuant to the terms of this Agreement, Depreciation shall be determined in a manner consistent therewith.

                  1.12 "General Partner" means any Person which (i) is referred to as such in the first paragraph of this Agreement or has become a General Partner pursuant to the terms of this Agreement and (ii) has not ceased to be a General Partner pursuant to the terms of this Agreement.

                  1.13 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

                  (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following times: (a) the acquisition of an additional Interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets, including money, as consideration for an Interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                  (iii) The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the General Partner; and

                  (iv) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Sections 734(b) or 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m) and the definition of "Capital Account" hereof; provided; however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent the General Partner determines that an adjustment pursuant to the foregoing subparagraph
         (ii) of this definition hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

 If the Gross Asset Value of an asset has been determined or adjusted pursuant to any of the foregoing subparagraphs (i), (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  1.14 "Interest" means a Partner's ownership interest in the Partnership, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Partner to comply with the terms and provisions of this Agreement.

                  1.15 "Limited Partner" means the Person (i) the name of which is set forth on Exhibit A attached hereto and designated as such or who has become a Limited Partner pursuant to the terms of this Agreement and (ii) who holds an Interest. "Limited Partners" means all such Persons if at any time there shall be more than one Limited Partner. All references in this Agreement to a majority in interest or a specified percentage of the Limited Partners shall mean Limited Partners whose combined Percentage Interests represent more than 50% or such specified percentage, respectively, of the Percentage Interests then held by all Limited Partners.

                  1.16 "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b). The amount of Nonrecourse Deductions for a Partnership taxable year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain during that Partnership taxable year over the aggregate amount of any distributions during that Partnership taxable year of proceeds of a Nonrecourse Liability that are allocable to an increase in Partnership Minimum Gain, determined according to the provisions of Regulations Section 1.704-2(c).

                  1.17 "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.704-2(b)(3).

                  1.18 "Partner Minimum Gain" has the meaning set forth in the definition of "partner nonrecourse debt minimum gain" in Regulations Section 1.704-2(i)(2), and shall be computed as provided in Regulations Section 1.704-2(i)(3).

                  1.19 "Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

                  1.20 "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i). The amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year equals the excess, if any, of the net increase, if any, in the amount of Partnership Minimum Gain attributable to such Partner Nonrecourse Debt during that Partnership taxable year over the aggregate amount of any distributions during that Partnership taxable year to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt to the extent such distributions are from the proceeds of such Partner Nonrecourse Debt and are allocable to an increase in Partnership Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i).

                  1.21 "Partners" means the General Partner and the Limited Partners, where no distinction is required by the context in which the term is used herein. "Partner" means any one of the Partners. All references in this Agreement to a majority interest or a specified percentage of the Partners shall mean Partners whose combined Percentage Interests represent more than 50% or such specified percentage, respectively, of the Percentage Interests then held by all Partners.

                  1.22 "Partnership" means the partnership formed pursuant to this Agreement and the partnership continuing the business of this Partnership in the event of dissolution as herein provided.

                  1.23 "Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(d).

                  1.24 "Percentage Interest" means the percentage set forth for the General Partner and Limited Partners on Exhibit A hereto, as may be adjusted from time to time by the General Partner in accordance with Section 3.2 hereof.

                  1.25 "Person" means any individual, general partnership, limited partnership, corporation, trust or other association or entity.

                  1.26 "Profits" and "Losses" means, for each Partnership taxable year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code
Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a) (1) shall be included in taxable income or loss), with the following adjustments:

                  (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (ii) Any expenditures of the Partnership described in Code
         Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-l(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or (iv) of the definition of Gross Asset Value hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                  (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership taxable year or other period, computed in accordance with the definition of Depreciation herein; and

                  (vi) Notwithstanding any other provision of this definition of "Profits" and "Losses," any items which are specially allocated pursuant to Sections 4.3 or 4.4 hereof shall not be taken into account in computing Profits or Losses.

                  1.27 "Property" means all real and personal property acquired by the Partnership and any improvements thereto and shall include both tangible and intangible property.

                  1.28 "Recapture Gain" has the meaning set forth in Section 4.3(g).

                  1.29 "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  1.30 "Tax Matters Partner" shall mean the General Partner or any successor General Partner.

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




                  1.31 "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation or other disposition or encumbrance and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate or otherwise dispose of or encumber.

                                   ARTICLE II
                                 THE PARTNERSHIP

                  2.1 Organization. The Partners hereby agree to form a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

                  2.2 Partnership Name. The name of the Partnership shall be Lear Kentucky, L.P. and all business of the Partnership shall be conducted in such name or such other name as the General Partner shall determine. The Partnership shall hold all of its property in the name of the Partnership and not in the name of any Partner.

                  2.3 Purpose. The purpose and business of the Partnership is the transaction of any and all lawful business for which limited partnerships may be organized.

                  2.4 Principal Place of Business. The principal place of business of the Partnership shall be 21557 Telegraph Road, Southfield, Michigan 48086, or such other location as may be designated by the General Partner from time to time. The registered office of the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801 or such other location as may be designated by the General Partner from time to time.

                  2.5 Term. The term of the Partnership commenced on the date on which the Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until the winding up and liquidation of the Partnership and its business is completed, as provided in
Article IX hereof.

                  2.6 Filings; Agent for Service of Process.

                  (a) The Certificate has been filed in the office of the Secretary of State of Delaware in accordance with the provisions of the Act. The General Partner shall take any and all other actions reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership under the laws of the State of Delaware which is qualified to do business and in good standing in the State of Kentucky. The General Partner shall cause amendments to the Certificate to be filed whenever required by the Act. Such amendments may be executed by the General Partner only.

                  (b) The General Partner shall execute and cause to be filed original or amended Certificates and shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Partnership as a limited partnership or similar type of entity under the laws of any other states or jurisdictions in which the Partnership engages in business.

                  (c) The agent for service of process on the Partnership in the State of Delaware, and the address of such agent, shall initially be The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801 or any successor as appointed by the General Partner. The agent for service of process in the State of Texas shall be determined by the General Partner. The General Partner, in its sole and absolute discretion, may change the registered agent and appoint successor registered agents.

                  (d) Upon the dissolution of the Partnership, the General Partner (or, in the event there is no remaining General Partner, the Person responsible for winding up and dissolution of the Partnership pursuant to
Article IX hereof) shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

                  2.7 Reservation of Other Business Opportunities. No business opportunities other than those actually exploited by the Partnership pursuant to
Section 2.3 shall be deemed the property of the Partnership, and any Partner or its Affiliates may engage in or possess an interest in any other business venture, independently or with others, of any nature or description; and neither any other Partner nor the Partnership shall have any rights by virtue hereof in and to such other business ventures, or to the income or profits derived therefrom. The provisions of this Section 2.7 shall be subject to, and not in any way affect the enforceability of, any separate agreement by a Partner or any Affiliate thereof restricting or prohibiting certain business activities of such Partner or Affiliate.

                                   ARTICLE III
                        PARTNERS' CAPITAL CONTRIBUTIONS;
                     ADDITIONAL FINANCING AND CONTRIBUTIONS

                  3.1 General Partner. The name, address, Capital Contribution and Percentage Interest of the General Partner is set forth on Exhibit A hereto.

                  3.2 Limited Partner. The name, address, Capital Contribution and Percentage Interest of the Limited Partner is set forth on Exhibit A attached hereto. Additional Limited Partners may be admitted upon the approval of the General Partner; provided, however, that such admission will not cause the Partnership to have more than 100 Partners for purposes of Code Section 7704, as determined by the General Partner. Any Person approved by the General Partner to be a Limited Partner shall be admitted as a Limited Partner upon such Person (i) executing a counterpart of this Agreement, (ii) making a Capital Contribution in the amount to be determined by the General Partner, and (iii) paying to the Partnership its reasonable out-of-pocket costs and expenses incurred in connection with the admission of such Person as a Limited Partner. The General Partner shall update Exhibit A from time to time to reflect any changes to the information set forth therein. The General Partner shall provide the Limited Partners with an updated Exhibit A within ten (10) days of any change to Exhibit A. Any amendment or revision of Exhibit A shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Exhibit A shall be deemed to be a reference to Exhibit A as amended and in effect from time to time.

        3.3 Additional Financing. The sums of money required to finance the business and affairs of the Partnership shall be derived from the Capital Contributions made by the Partners to the Partnership, from funds generated from the operation and the business of the Partnership and from any loans, bond financing or other indebtedness which the General Partner may, in its discretion, approve for the Partnership. No additional Capital Contributions shall be made to the Partnership except at the direction of the General Partner.

        3.4 Other Matters.

        (a) Except as otherwise provided in this Agreement, no Partner shall demand or receive a return of its Capital Contributions from the Partnership without the consent of the other Partners. Under circumstances requiring a return of any Capital Contributions, no Partner shall have the right to receive property other than cash except as may be specifically provided herein.

        (b) No Partner shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Partnership or otherwise in its capacity as a Partner, except as otherwise provided in this Agreement or with the consent of the other Partner.

                                  ARTICLE  IV
                                  ALLOCATIONS

        4.1 Profits. After giving effect to the special allocations set forth in Sections 4.3 and 4.4 hereof, Profits for any Partnership taxable year shall be allocated, first, to the Partners in proportion to the cumulative Losses allocated to each Partner, until the cumulative Profits allocated pursuant to this

Section 4.1 for the current and all prior Partnership taxable years are equal to the cumulative Losses allocated to the Partners pursuant to Section 4.2 hereof for all prior Partnership taxable years and, thereafter, to the Partners pro rata in accordance with their Percentage Interests.

        4.2 Losses.

        (a) After giving effect to the special allocations set forth in Sections
4.3 and 4.4 hereof and subject to the limitation in Section 4.2(b) below, Losses for any Partnership taxable year shall be allocated to the Partners pro rata in accordance with their Percentage Interests.

        (b) Notwithstanding the provisions of Section 4.2(a) hereof, Losses shall not be allocated to any Partner if such allocation would cause such Partner to have an, or increase the amount of an existing, Adjusted Capital Account Deficit at the end of any Partnership taxable year. All Losses in excess of the limitations set forth in this Section 4.2(b) shall be allocated to the General Partner.

        4.3 Special Allocations. The following special allocations shall be made in the following order and priority:

        (a) Minimum Gain Chargeback.

                 (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV (other than Section 4.3(a) (iii)), if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f) and 1.704-2(i). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in such section of the Regulations and shall be interpreted consistently therewith.

                 (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article IV, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Partnership taxable year (and, if necessary, subsequent Partnership taxable years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 4.3 (a) (ii) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                 (iii) Exceptions to Section 4.3(a)(i). The allocation otherwise required pursuant to Section 4.3(a) (i) shall not apply to a Partner to the extent that: (A) such Partner's share of the net decrease in Minimum Gain is caused by a guarantee, refinancing or other change in the instrument evidencing a nonrecourse debt of the Partnership which causes such debt to become a partially or wholly recourse debt or a Partner Nonrecourse Debt, and such Partner bears the economic risk of loss (within the meaning of Regulations
Section 1.752-2) for such changed debt; (B) such Partner's share of the net decrease in Minimum Gain results from the repayment of a nonrecourse liability of the Partnership, which repayment is made using funds contributed by such Partner to the capital of the Partnership; (C) the Internal Revenue Service, pursuant to Regulations Section 1.704-2(f)(4), waives the requirement of such allocation in response to a request for such waiver made by the General Partner on behalf of the Partnership (which request the General Partner may or may not make, in its sole discretion, if it determines that the Partnership would be eligible therefor); or (D) additional exceptions to the requirement of such allocation are established by revenue rulings issued by the Internal Revenue Service pursuant to Regulations Section 1.7042(f)(5), which exceptions apply to such Partner, as determined by the General-Partner in its sole discretion.

        (b) Qualified Income Offset. Notwithstanding any other provision of this
Article IV, except Sections 4.3(a) and 4.3(e), in the event any Limited
Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b) (2) (ii) (d) (4), 1.704-l(b) (2)
(ii) (d) (5) or 1.704-l(b) (2) (ii) (d)(6), items of Partnership income and gain shall be specially allocated to each such Limited Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Limited Partner as quickly as possible, provided that an allocation pursuant to this Section 4.3 (b) shall be made only if and to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(b) were not in the Agreement.

        (c) Gross Income Allocation. In the event any Partner has a Capital Account deficit at the end of any Partnership taxable year which is in excess of the sum of (i) the amount that such Partner is obligated to restore pursuant to any provision of this Agreement and (ii) the amount that such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g) (1) and 1.704-2(i) (5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3
(c) shall be made only if and to the extent that such Partner would have a Capital Account deficit in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.3(b) hereof and this Section 4.3(c) were not in the Agreement.

        (d) Nonrecourse Deductions. Notwithstanding the provisions of Section
4.2 hereof, Nonrecourse Deductions for any Partnership taxable year or other period shall be specially allocated to the Partners in accordance with their respective Percentage Interests.

        (e) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Partnership taxable year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

        (f) Section 754 Adjustments. To the extent an adjustment of the adjusted tax basis of any Partnership asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-l(b) (2) (iv) (m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

        4.4 Curative Allocations. The allocations set forth in Section 4.3 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-l(b) and 1.704-2. Notwithstanding any other provision of this Agreement, other than this Section 4.4, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of such other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner in each year as if the Regulatory Allocations had not occurred.

However, Regulatory Allocations relating to (i) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain, and (ii) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Minimum Gain. Allocations pursuant to this Section 4.4 shall only be made with respect to Regulatory Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this
Section 4.4 shall be deferred with respect to allocations pursuant to (i) and
(ii) above to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Regulatory Allocations.

        4.5 Other Allocation Rules.

        (a) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

        (b) For purposes of Regulations Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of
(A) the amount of Partnership Minimum Gain and (B) the total amount of built-in gain (as defined in Regulations Section 1.752-3(a) (2)) shall be allocated among the Partners as determined by the General Partner in accordance with Code
Section 752 and applicable Regulations.

        (c) In the event Interests are transferred in accordance with the provisions of Article VIII hereof during any Partnership taxable year, the distributive share of Partnership income, gain, loss and deductions attributable to such transferred Interests for that year shall be apportioned between the transferor and the transferee in proportion to the number of days during such Partnership taxable year that each was the owner of the Interests transferred, but subject to the constraints and limitations imposed by Code Section 706. Distributions with respect to Interests transferred shall be made only to Partners of record on a date designated by the General Partner as the date of such distribution.

        4.6 Tax Allocations; Code Section 704(c).

        (a) In accordance with Code Section 704(c) and the Regulations thereunder, solely for income tax purposes, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

        (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to paragraph (ii) of the definition of "Gross Asset Value" contained herein, solely for federal income tax purposes, subsequent allocations of income, gain, loss and deduction with respect to such asset will take account of any variation between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

        (c) Any elections or other decisions relating to allocations under this
Section 4.6, including the selection of any allocation method permitted under Regulations Section 1.704-3, will be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Except as otherwise provided in this Section 4.6, all items of Partnership income, gain, loss, deduction and credit will for tax purposes be divided among the Partners in the same manner as they share correlative Profits, Losses or Partnership items of income, gain, loss or deduction, as the case may be, for the Partnership taxable year. Allocations pursuant to this Section 4.6 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses or other items or distributions pursuant to any provision of this Agreement.

        (d) If any taxable item of income or gain is computed differently from the taxable item of income or gain which results for purposes of the alternative minimum tax, then to the extent possible, without changing the overall allocations of items for purposes of either the Partners' Capital Accounts or the regular income tax (i) each Partner will be allocated items of taxable income or gain for alternative minimum tax purposes taking into account the prior allocations of originating tax preferences or alternative minimum tax adjustments to such Partner (and its predecessors) and (ii) other Partnership items of income or gain for alternative minimum tax purposes of the same character that would have been recognized, but for the originating tax preferences or alternative minimum tax adjustments, will be allocated away from those Partners that are allocated amounts pursuant to clause (i) so that, to the extent possible, the other Partners are allocated the same amount, and type, of alternative minimum tax income and gain that would have been allocated to them had the originating tax preferences or alternative minimum tax adjustments not occurred.

        (e) Recapture Gain. If any portion of gain recognized from the disposition of property by the Partnership represents the "recapture" of previously allocated deductions by virtue of the application of Code Section 1245 or 1250 ("Recapture Gain"), such Recapture Gain will be allocated in the following order and priority:

                 (i) to the Partners in proportion to the lesser of each Partner's (i) allocable share of the total gain recognized from the disposition of such Partnership property and (ii) share of depreciation or amortization with respect to such property (as determined under Proposed Treasury Regulation section 1.1245-l(e) (2)), until each such Partner has been allocated
Recapture Gain equal to such lesser amount; and

                 (ii) the balance of Recapture Gain will be allocated among the Partners whose allocable shares of total gain exceed their shares of depreciation or amortization with respect to such property (as determined under Proposed Treasury Regulation section 1.1245-1(e)(2)), in proportion. to their shares of total gain (including Recapture Gain) from the disposition of such property;


provided, however, that no Partner will be allocated Recapture Gain under this
Section 4.3(g) in excess of the total gain allocated to such Partner from such disposition.

                                    ARTICLE V
                                  DISTRIBUTIONS

        5.1 Distributions of Available Cash Flow. Except as otherwise provided in Article IX hereof, Available Cash Flow, if any, shall be distributed, at such times as the General Partner may determine to be appropriate, to the Partners in accordance with their respective Percentage Interests. To the extent that any distribution made to a Partner pursuant to this Section 5.1 creates, or increases the amount of, an Adjusted Capital Account Deficit for such Partner, such amount of the distribution shall be a draw against such Partner's future distributive share of Profits, Losses and items thereof to be allocated to such Member for the LLC taxable year under Article IV.

        5.2 Withholding. Notwithstanding any other provision of this Agreement, the Tax Matters Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding on any distribution to any Partner. For all purposes of this Article V, any amount withheld on any distribution and paid over to the appropriate governmental body shall be treated as if such amount had, in fact, been distributed to the Partner.

                                   ARTICLE VI
                            MANAGEMENT OF PARTNERSHIP

        6.1 Management of Partnership.

        (a) The exclusive management and control of the business and affairs of the Partnership shall be vested in the General Partner. The powers of the General Partner shall include all powers, statutory or otherwise, possessed by or permitted to general partners under the laws of the State of Delaware. Each Partner hereby waives any and all claims such Partner may have against the Partnership or any other Partner for breach of fiduciary duty or other similar responsibility or obligation. The General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partners, including, without limitation, the following:

                 (i) the making of any expenditures, the lending or borrowing of money, the assumption, guarantee of or other contracting of indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

                 (ii) the making of tax, regulatory and other filings or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the Partnership or the business or assets of the Partnership;

                 (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity;

                 (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner or the Partnership, the lending of funds to other Persons and the repayment of obligations of the Partnership;

                 (v) the negotiation, execution and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement;

                 (vi) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                 (vii) the selection and dismissal of employees of the Partnership or the General Partner and agents, outside attorneys, accountants, consultants and contractors of the General Partner or the Partnership and the determination of their compensation and other terms of employment or hiring;

                 (viii) the maintenance of insurance for the benefit of the Partnership;

                 (ix) the formation of or acquisition of an interest in and the contribution of property to any further limited or general partnerships, joint ventures or other relationships that it deems desirable;

                 (x) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation, incurring of legal expense and settlement of claims and litigation and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                 (xi) the undertaking of any action in connection with the Partnership's direct or indirect investment in any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons); and

                 (xii) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt.


        (b) The Limited Partners agree that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Limited Partners.


        (c) At all times from and after the date hereof, the General Partner may cause the Partnership to obtain and maintain casualty, liability and other insurance on the properties and on the activities of the Partnership.

        (d) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.


        6.2 Compensation and Expense Reimbursement of Partners.

        (a) No payment will be made by the Partnership for the services of any Partner or any member, employee, agent or partner of any Partner or an Affiliate thereof, except as may be expressly approved by the General Partner.

        (b) Each of the Partners, and all Affiliates thereof, shall be reimbursed by the Partnership for the reasonable out-of-pocket expenses incurred by such Partner, or an Affiliate thereof, on behalf of the Partnership in connection with the business and affairs of the Partnership, including all legal, accounting, travel and other similar expenses reasonably incurred by the Partners in connection with the formation of the Partnership or the acquisition, development, renovation, rehabilitation, repair, management or operation of the Partnership Property.

        6.3 Limitation of Liability. Neither the Partners, nor any officer, director, partner, employee or Affiliate of any Partner shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on such Person by this Agreement or by law, unless such action or omission was performed or omitted fraudulently or in bad faith or constituted gross negligence or willful misconduct.

        6.4 Indemnification. The Partnership shall indemnify and hold harmless the General Partner and the Limited Partners and each of their respective partners, officers, directors, stockholders, employees, agents and Affiliates (collectively the "Parties") from and against any loss, expense, damage or injury suffered or sustained by the Parties (or any of them) by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on behalf of the Partnership or in furtherance of the interests of the Partnership, including, but not limited to, any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based was performed or omitted in good faith and were not performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by any such Party and provided that such Party reasonably believed that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based was in the best interests of the Partnership. Such indemnification shall be made only to the extent of the assets of the Partnership.

        6.5 No Participation in Management. The Limited Partners shall not participate in the management or control of the Partnership's business, nor shall the Limited Partners transact any business for the Partnership or have the power to act for or bind the Partnership, said powers being vested solely and exclusively in the General Partner.

        6.6 No Personal Liability. The Limited Partners shall not have any personal liability whatsoever, whether to the

Partnership, to the General Partner or to the creditors of the Partnership for the debts, obligations, expenses or liabilities of the Partnership or any of its losses, beyond the Limited Partner's Capital Contribution.

                                   ARTICLE VII
                                BOOKS AND RECORDS

        7.1 Books and Records. The General Partner shall keep proper and usual books and records pertaining to the Partnership's business on an accrual basis in accordance with tax accounting principles or generally accepted accounting principles consistently applied, showing all of its assets and liabilities, receipts and disbursements, profits and losses, Partners' Capital Contributions and distributions and all transactions entered into by the Partnership. The books and records and all files of the Partnership shall be kept at its principal office or such other place as the General Partner may designate from time to time. The fiscal year of the Partnership shall end on December 31 of each year.

        7.2 Bank Accounts. Funds of the Partnership shall be deposited in an account or accounts in the bank or banks designated by the General Partner. Such account or accounts shall be in the name of the Partnership and shall be subject to withdrawal only upon signatures of those Persons authorized from time to time by the General Partner.

        7.3 Tax Returns. Federal, state and local tax returns of the Partnership shall be prepared and timely filed by or at the direction of the General Partner at the expense of the Partnership.

        7.4 Tax Decisions and Elections.

        (a) The General Partner is hereby designated the "Tax Matters Partner" of the Partnership for all purposes under this Agreement and as such term is defined under the Code.

        (b) Each Partner acknowledges that this Agreement creates a partnership for federal and state income tax purposes, and hereby agrees not to elect under Code Section 761 or applicable state law to be excluded from the application of Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

                                  ARTICLE VIII
                TRANSFER OR ASSIGNMENT OF PARTNERSHIP INTERESTS


                  8.1 Restrictions on Transfer. Each Partner may Transfer all or any portion of its rights or Interest in the Partnership, but may not withdraw or retire from the Partnership without the prior written consent of the General Partner; provided, however, no Transfer by a Partner will be permitted, without the prior written consent of the General Partner (or if the Transferor is the General Partner, by Limited Partners holding more than 50% of the Percentage Interests of all Limited Partners) if, in each case as determined by the General Partner, such disposition would cause there to be more than 100 Partners for purposes of Code Section 7704. Further, no Transfer will be permitted until the Transferee (a) delivers to the General Partner a written instrument evidencing such Transfer; (b) executes a copy of this Agreement accepting and agreeing to all of the terms, conditions and provisions of this Agreement; and (c) pays to the Partnership its reasonable out-of-pocket costs and expenses incurred in connection with such Transfer and the admission of the Transferee as a Partner.


                  8.2 Admission of Transferees. A Transferee of a Partner Interest in accordance with the provisions of Section 8.1 of this Article VIII shall be admitted as a Partner with respect to the Interest Transferred upon the fulfillment of such provisions. Until such provisions are fulfilled, a Transferee shall not be admitted to the Partnership or otherwise be recognized by the Partnership as having any rights as a Partner, including any right to receive distributions from the Partnership (directly or indirectly) or to acquire an interest in the capital or profits of the Partnership.

                                   ARTICLE IX
                           DISSOLUTION AND WINDING UP

                  9.1 Liquidating Events. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following ("Liquidating Events"):

                  (a) December 31, 2047;

                  (b) The sale of all or substantially all of the Property;

                  (c) The unanimous agreement of all Partners; or

                  (d) The happening of any other event that makes it unlawful, impossible or impractical to carry on the business of the Partnership; or

                  (e) an event of dissolution required under the Act.

The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Furthermore, if an event specified in Section 9.1(e) hereof occurs, the remaining Partners may, within ninety (90) days of the date such event occurs, unanimously vote to elect a successor General Partner (if necessary) and continue the Partnership business, in which case the Partnership shall not dissolve and the occurrence of the event under Section 9.1(e) shall not be deemed a Liquidating Event. The Partners further agree that in the event the Partnership is dissolved prior to a Liquidating Event, the Partnership may be continued upon the unanimous vote of the existing Partners at such time to so continue the Partnership, provided such vote occurs within thirty (30) days of the event triggering such dissolution.


                  9.2 Winding Up. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no General Partner, the Limited Partners or any Person elected by a majority of the Limited Partners) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and the Partnership Property shall be liquidated as promptly as is consistent with obtaining the fair value thereof (but not later than the end of the LLC taxable year in which such Liquidating Event occurred, or if later, within 90 days of such Liquidating Event), and the proceeds therefrom, to the extent sufficient, shall be applied and distributed in the following order:

                  (a) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than Partners;

                  (b) Second, to the payment and discharge of all of the Partnership's debts and liabilities to Partners; and

                  (c) The balance, if any, to the General Partner and Limited Partners in accordance with their respective positive Capital Accounts, after giving effect to all contributions, distributions and allocations for all periods.

No partner shall have no obligation to make any contribution to the capital of the Partnership with respect to any deficit in its Capital Account, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

                  9.3 Liquidating Trust. In the discretion of the General Partner (or such other Person responsible for overseeing the winding up and dissolution of the Partnership), a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article IX may be:

                  (a) distributed to a trust established for the benefit of the General Partner and the Limited Partners, provided such trust is a liquidating trust or a grantor trust for federal income tax purposes, for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and the Limited Partners from time to time at such times and in such amounts as determined, in the reasonable discretion of the General Partner (or such other Person responsible for overseeing the winding up and dissolution of the Partnership), to be appropriate in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement; or

                  (b) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and the Limited Partners as soon as practicable.


                                    ARTICLE X
                                  MISCELLANEOUS

                  10.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally; three (3) business days after the date of mailing, if mailed, by first class mail, registered or certified, postage prepaid; one (1) business day after delivery to the courier if sent by private receipt courier guaranteeing next day delivery, delivery charges prepaid, and in each case, addressed as set forth on Exhibit A hereto or at such other place as the respective Partner may, from time to time, designate in a written notice to the other Partners. All communications among Partners in the normal course of the Partnership business shall be deemed sufficiently given if sent by regular mail, postage prepaid.

                  10.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

                  10.3 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforced by any creditor of the Partnership or any Partner.

                  10.4 Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

                  10.5 Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.

                  10.6 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                  10.7 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

                  10.8 Incorporation by Reference. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

                  10.9 Further Action. Each Partner, upon the request of the General Partner, agrees to perform all further acts and execute, acknowledge and deliver any documents which may be reasonably necessary, appropriate or desirable to carry out the provisions of this Agreement.

                  10.10 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

                  10.11 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Partners, without regard to the principles of conflicts of laws.

                  10.12 Waiver of Action for Partition. Each of the Partners irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Partnership Property.

                  10.13 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Partners had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day first above set forth.


                                      GENERAL PARTNER:

                                      LEAR OPERATIONS CORPORATION a
                                      Delaware corporation



                                      By: /s/ Joseph F. McCarthy
                                         ---------------------------------------
                                         Name: Joseph F. McCarthy
                                         Title: Vice President, Secretary and
                                         General Counsel


                                      LIMITED PARTNER:


                                      LEAR CORPORATION MENDON a Delaware
                                      corporation

                                      By: /s/ Joseph F. McCarthy
                                         ---------------------------------------
                                         Name: Joseph F. McCarthy
                                         Title: Vice President

                                    EXHIBIT A



                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              LEAR KENTUCKY, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                                  GROSS ASSET VALUE OF      PERCENTAGE
NAMES AND ADDRESSES    CAPITAL CONTRIBUTIONS      PROPERTY CONTRIBUTED      INTERESTS
-------------------    ---------------------      --------------------      ---------
GENERAL PARTNER:

Lear Operations           See Schedule A               $ 30,766,000              99.9%
Corporation

LIMITED PARTNER:

Lear Corporation          $        30,766              $     30,797
Mendon                                                                            0.1%

                          ----------------             -------------            -------
        TOTALS            $    30,796,796              $ 30,796,797               100%

                                   Schedule A

1. All of Lear Operations Corporation's ("LOC") right, title and interest in real property located at 12510 Westport Road, Louisville, Kentucky 40241 (the "Louisville Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Louisville Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Louisville Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Louisville Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Louisville Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Louisville Facility or employees of the Louisville Facility;

         e. Any bank accounts and funds contained therein relating to the Louisville Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Louisville Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

2. All of LOC's right, title and interest in real property located at 850 Industrial Road, P.O. Box 1167, Madisonville, Kentucky 42431 (the

         ("Madisonville Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Madisonville Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Madisonville Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Madisonville Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Madisonville Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Madisonville Facility or employees of the Madisonville Facility;

         e. Any bank accounts and funds contained therein relating to the Madisonville Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Madisonville Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

                                FIRST AMENDMENT


                  THIS FIRST AMENDMENT, dated as of December 30, 1998 (this "Amendment"), to the Limited Partnership Agreement of Lear Kentucky, L.P., a Delaware limited partnership (the "LP"), dated as of December 31, 1997 (as amended, supplemented or otherwise modified from time to time, the "LP Agreement"), by Lear Operations Corporation, a Delaware corporation (the "General Partner"), and Lear Corporation Mendon, a Delaware corporation (the "Limited Partner" and together with the General Partner, the "Partners").

                                   WITNESETH

                  WHEREAS, the Partners desire to change the general partner of the LP;

                  NOW THEREFORE, the Partners hereby agree as follows:

                  1. Defined Terms. Unless otherwise defined herein, terms defined in the LP Agreement and used herein shall have the meanings given to them in the LP Agreement.

                  2. Amendments to LP Agreements.

                           (a) The introductory paragraph to the LP Agreement is
hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

"This AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is entered into this 31st day of December, 1997, by and between Lear Operations Corporation, a Delaware corporation, as the Limited Partner, and Lear Corporation Mendon, a Delaware corporation, as the General Partner, pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, on the following terms and conditions:"


                           (b) Exhibit A to the LP Agreement is hereby amended
by deleting it in its entirety and inserting in lieu thereof the Exhibit A attached hereto.

                  3. Effectiveness. This Amendment shall become effective as of December 30, 1998.

                  4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                  5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successor, transferees and assigns.

                  IN WITNESS WHEREOF, the Partners have executed this Amendment as of the day first above set forth.


                                           LEAR OPERATIONS CORPORATION



                                           By: /s/ Raymond F. Lowry
                                               ---------------------------------
                                           Name: Raymond F. Lowry
                                           Title: Vice President and Treasurer






                                           LEAR CORPORATION MENDON




                                           By: /s/ Joseph F. McCarthy
                                               ---------------------------------
                                           Name: Joseph F. McCarthy
                                           Title: Vice President and Secretary

                                   EXHIBIT A
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              LEAR KENTUCKY, L.P.
                         A DELAWARE LIMITED PARTNERSHIP

                                                               GROSS ASSET
                                                                 VALUE OF
                                  CAPITAL                        PROPERTY                     PERCENTAGE
     NAMES                     CONTRIBUTIONS                   CONTRIBUTED                     INTEREST
     -----                     -------------                   -----------                     --------
LIMITED PARTNER:
Lear Operations                See Schedule A                  $30,766,000                          99.9%
Corporation

GENERAL PARTNER:
Lear Corporation
Mendon                         $       30,766                  $    30,797                           0.1%

    TOTALS                     $   30,796,796                  $30,796,796                           100%

                                   Schedule A

1. All of Lear Operations Corporation's ("LOC") right, title and interest in real property located at 12510 Westport Road, Louisville, Kentucky 40241 (the "Louisville Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Louisville Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Louisville Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Louisville Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Louisville Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Louisville Facility or employees of the Louisville Facility;

         e. Any bank accounts and funds contained therein relating to the Louisville Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Louisville Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

2. All of LOC's right, title and interest in real property located at 850 Industrial Road, P.O. Box 1167, Madisonville, Kentucky 42431 (the "Madisonville Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Madisonville Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Madisonville Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Madisonville Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Madisonville Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Madisonville Facility or employees of the Madisonville Facility;

         e. Any bank accounts and funds contained therein relating to the Madisonville Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Madisonville Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

                                SECOND AMENDMENT

                  THIS SECOND AMENDMENT, dated as of December 31, 1998 (this "Amendment"), to the Limited Partnership Agreement of Lear Kentucky, L.P., a Delaware limited partnership (the "LP"), dated as of December 31, 1997 (as amended, supplemented or otherwise modified from time to time, the "LP Agreement"), by Lear Corporation Mendon, a Delaware corporation (the "General Partner"), and Lear Midwest, Inc., a Kentucky corporation (the "Limited Partner" and together with the General Partner, the "Partners").

                               W I T N E S E T H

                  WHEREAS, the Partners desire to change the name of the LP;

                  NOW THEREFORE, the Partners hereby agrees as follows:

                  1. Defined Terms. Unless otherwise defined herein, terms defined in the LP Agreement and used herein shall have the meanings given to them in the LP Agreement.

                  2. Amendments to the LP Agreement.

                           (a) The title page to the LP Agreement is hereby
amended by deleting it in its entirety and inserting in lieu thereof the following:

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                  LEAR MIDWEST AUTOMOTIVE, LIMITED PARTNERSHIP
                          (f/k/a Lear Kentucky, L.P.),
                         A DELAWARE LIMITED PARTNERSHIP

                           (b) The first page of the LP Agreement is hereby
amended by deleting the title portion of the page preceding the first, introductory, paragraph by deleting it in its entirety and inserting in lieu thereof the following:

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                  LEAR MIDWEST AUTOMOTIVE, LIMITED PARTNERSHIP
                          (f/k/a Lear Kentucky, L.P.),
                         A DELAWARE LIMITED PARTNERSHIP

                           (c) The first "Whereas" clause to the LP Agreement is
hereby amended by deleting the "Lear Kentucky, L.P." in the first sentence thereof and inserting in lieu thereof "Lear Midwest Automotive, Limited Partnership (f/k/a Lear Kentucky, L.P.)."

                           (d) Section 2.2 to the LP Agreement is hereby amended
by deleting the words "Lear Kentucky, L.P." in the first sentence thereof and inserting in lieu thereof "Lear Midwest Automotive, Limited Partnership (f/k/a Lear Kentucky, L.P.)."

                           (c) Exhibit A to the LP Agreement is hereby amended
by deleting it in its entirety and inserting in lieu thereof the Exhibit A attached hereto.

                  3. Effectiveness. This Amendment shall become effective as of December 31, 1998.

                  4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

                  5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Partners and their respective heirs, legatees, legal representatives, successor, transferees and assigns.

                  IN WITNESS WHEREOF, the Partners have executed this Amendment as of the day first above set forth.

                                           LEAR MIDWEST, INC.



                                           By: /s/ Joseph F. McCarthy
                                               ---------------------------------
                                           Name: Joseph F. McCarthy
                                           Title: Vice President and Secretary



                                           LEAR CORPORATION MENDON


                                           By: /s/ Raymond F. Lowry
                                               ---------------------------------
                                           Name: Raymond F. Lowry
                                           Title: Vice President and Treasurer

                                   EXHIBIT A

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                  LEAR MIDWEST AUTOMOTIVE, LIMITED PARTNERSHIP
                          (f/k/a Lear Kentucky, L.P.),
                        A DELAWARE LIMITED PARTNERSHIP

                                                              GROSS ASSET
                                                                VALUE OF
                                  CAPITAL                       PROPERTY                       PERCENTAGE
     NAMES                     CONTRIBUTIONS                  CONTRIBUTED                       INTEREST
     -----                     -------------                  -----------                       --------
LIMITED PARTNER:
Lear Midwest, Inc.             See Schedule Al                $30,766,000
                               See Schedule A2                $37,500,000                         99.9%

GENERAL PARTNER:
Lear Corporation
Mendon                         $       30,766                 $    30,797
                               $       37,500                 $    37,500                          0.1%


     TOTALS                    $   68,334,297                 $68,334,297                          100%

                                  Schedule A1

1. All of Lear Operations Corporation's ("LOC") right, title and interest in real property located at 12510 Westport Road, Louisville, Kentucky 40241 (the "Louisville Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Louisville Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Louisville Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Louisville Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Louisville Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Louisville Facility or employees of the Louisville Facility;

         e. Any bank accounts and funds contained therein relating to the Louisville Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Louisville Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

2. All of LOC's right, title and interest in real property located at 850 Industrial Road, P.O. Box 1167, Madisonville, Kentucky 42431 (the "Madisonville Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Madisonville Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Madisonville Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Madisonville Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Madisonville Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Madisonville Facility or employees of the Madisonville Facility;

         e. Any bank accounts and funds contained therein relating to the Madisonville Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Madisonville Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

                                  Schedule A2



1. All of LOC's right, title and interest in real property located at 2821 Muth Court, Sheboygan, Wisconsin 53082 (the "Sheboygan F&A Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Sheboygan F&A Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Sheboygan F&A Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Sheboygan F&A Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Sheboygan F&A Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Sheboygan F&A Facility or employees of the Sheboygan F&A Facility;

         e. Any bank accounts and funds contained therein relating to the Sheboygan F&A Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Sheboygan F&A Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

2. All of LOC's right, title and interest in real property located at 2907 North 21st Street, Sheboygan, Wisconsin (the "Sheboygan Manufacturing Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Sheboygan Manufacturing Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Sheboygan Manufacturing Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Sheboygan Manufacturing Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Sheboygan Manufacturing Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Sheboygan Manufacturing Facility or employees of the Sheboygan Manufacturing Facility;

         e. Any bank accounts and funds contained therein relating to the Sheboygan Manufacturing Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Sheboygan Manufacturing Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

3. All of LOC's right, title and interest in real property located at 2924 South 31st Street, Sheboygan, Wisconsin (the "Substrates Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Substrates Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Substrates Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Substrates Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Substrates Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Substrates Facility or employees of the Substrates Facility;

         e. Any bank accounts and funds contained therein relating to the Substrates Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Substrates Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.

4. All of LOC's right, title and interest in real property located at 3708 Enterprise Drive, Janesville, Wisconsin 53546 (the "Janesville Facility"), together with all assets and tangible personal property of LOC used in connection with the operation of the Janesville Facility of every kind and description, real, personal and mixed, wherever located and whether or not reflected on the books and records of LOC, including, without limitation:

         a.       All buildings located at the Janesville Facility;

         b. All equipment, computer hardware and software, machinery, tools, electronics, appliances, spare parts, supplies, vehicles and furniture located at or used in connection with the Janesville Facility;

         c. All work-in-progress and inventory of every sort and in any medium related to the Janesville Facility;

         d. All of LOC's right, title and interest in and claims or obligations under any contracts or agreements relating to assets or properties used in connection with the operation of the Janesville Facility or employees of the Janesville Facility;

         e. Any bank accounts and funds contained therein relating to the Janesville Facility; and

         f. All other assets, properties and rights of every kind and nature owned or held by LOC and used in or relating to the operation of the Janesville Facility on the date hereof, known or unknown, fixed or unfixed, whether or not specifically referred to in this Agreement;

                  provided, however, that the Assets shall not include patented and proprietary designs, materials, know-how, customer relations, manufacturing techniques and systems, or any other intellectual property that may be employed by Lear Kentucky in manufacturing, marketing and selling automotive or light truck components.